Exhibit 10.4

AMENDMENT #1 TO

PROJECT DEVELOPMENT &

PROJECT MANAGEMENT AGREEMENT 150

THIS AGREEMENT made this 3rd day of August, 2005.

AMONG:

BARNABUS ENERGY INC., a body corporate,

having an office at the city of Vancouver,

in the Province of British Columbia

(hereinafter called “Barnabus Energy” formerly named Sapphire Energy Inc.)

BARNABUS ENTERPRISES, LIMITED, a body corporate,

having an office at the city of Vancouver,

in the Province of British Columbia

(hereinafter called “B.E.L.” :

Barnabus Energy & B.E.L. being jointly & severally referred to herein as “Barnabus”)

- and -

MB GAS INC., a body corporate,

having an office at the city of Calgary,

in the Province of Alberta

(hereinafter called “MB Gas”)

WHEREAS the parties have entered into and performed the Project Management and Project Development Agreement 150 dated March 3, 2005 (“Agreement”) and now wish to agree to amendments to the Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSESS that in consideration of MB Gas’s having found an opportunity for Barnabus Energy to purchase rights directly or indirectly from Innova Exploration Ltd. located within the Project Area but which opportunity arose and for which Barnabus Energy has been able to take benefit outside the rights and obligations among the Parties under the Agreement, together with the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set forth, the Parties hereto agree as follows:

1.	DEFINITIONS

The definitions of the Agreement shall apply in this Agreement which shall be referred to as the PDM Agreement Amendment #1

i)	“AMI” wherever used in the Agreement shall be changed to the title of “Project Area” but no changes of meaning shall occur.

ii)

H:\EDGAR FILINGS\Barnabus\ex10-4f10ksb053105.htm	1

“Participating Interest” means the percentage interest of Sapphire only in an Approved Project as set out in the Project Agreement for that Project and which shall comprise the commitment and obligation as to all costs, expenses and liabilities of participation of that Party (including without limitation all Operator’s costs, expenses charges and overhead charges) which shall at all times be Barnabus 100%: MB Gas Inc. 0% and whenever the expression Sapphire’s participating interest is used that shall mean Barnabus’ Participating Interest for it shall be both Barnabus Energy and BEL who shall be liable for and shall pay for all participating interest obligations under the Agreement and under each Project Agreement;

iii)

“Working Interest” means the percentage interest of both MB Gas and Sapphire in an Approved Project as set out in the Project Agreement for that Project and which shall comprise that Party’s beneficial ownership interest in the property of that Project; which initial interests for each Project Agreement shall be Barnabus Energy 90%: MB Gas Inc. 10%;

iv)	All references to Sapphire’s Participating Interest and MB Gas Inc.’s Participating interest or to Sapphire’s and MB Gas’s participating interests shall be amended firstly:

a)

when those expressions are used as to matters of all Project costs, expenses and liabilities whatsoever, such expressions shall mean and be interpreted to comprise: as to Barnabus’ Participating Interest only;

b)

when those expressions are used as to matters of Project beneficial ownership, such expressions shall mean and be interpreted to comprise: as to Barnabus Energy’s Working Interest and MB Gas Inc.’s Working Interest;

v)	“Amendment Effective Date” means the effective date that this PDM Agreement Amendment #1 amends the Agreement; namely June 14, 2005;

vi)

“Reconciled Participation” means the obligations accruing due and payable or deliverable under the Agreement to the Amendment Effective Date and which have been resolved as to liability and payment in accordance with Schedule “E” to this PDM Agreement Amendment #2 and which will then also comprise Schedule “E” to the Agreement;

2.	AMENDMENTS GENERALLY

2.1

From the Amendment Effective Date and except as set out in Schedule “E” to the Agreement, Barnabus shall carry MB Gas for all obligations under the Agreement each Project Agreement and howsoever otherwise incurred for the benefit of the parties as to their respective Working Interests under both the Agreement and all Project Agreements.

H:\EDGAR FILINGS\Barnabus\ex10-4f10ksb053105.htm	2

Accordingly, all references in the Agreement to MB Gas’s advancing funds or being liable for obligations accruing under this Agreement, under a Project Agreement and otherwise to pay for costs, expenses and liabilities arising from operations MB Gas conducts pursuant to the Agreement shall be amended to refer to Barnabus’ obligation to pay its Barnabus Participating Interest share of 100% of all such costs, expenses and liabilities and to indemnify and hold harmless MB Gas from any obligations or liabilities therefore and on a full indemnity basis including for legal fees costs and expenses on a solicitor and own client basis whatsoever (except for wanton or willful misconduct, fraud or acts or omissions of MB Gas made contrary to law).

2.2

All references in the Agreement to the Barnabus Energy’s (formerly Sapphire’s) acquiring rights to assets as of the time of there being deemed to have come into effect a Project Agreement shall be as to those two Parties’ respective Working Interests; with Barnabus then being obligated for all costs, expenses and liabilities for such assets, their ownership and operation as to its Barnabus Participating Interest (e.g. see Clause 6.1 ii) of the Agreement).

2.3

All references in the CAPL 1990 Operating Procedures wherever attached to and forming a part of a Project Agreement, shall be deemed qualified by the definitions of Participating Interests and Working Interests of this PDM Agreement Amendment #1, and such expressions’ application to the Parties participation in and ownership of property included in each Project Agreement. Therefore, all references to costs and expenses of every nature chargeable by and collectable by an “Operator” under a CAPL 1990 Operating Procedure in respect of the “joint account” when referring to the Joint Operator MB Gas, shall refer not to that Joint Operator’s (MB Gas’) costs and obligations accruing to its working interest (as defined in that CAPL 1990 Operating Procedure) but shall refer to costs and obligations accruing to Barnabus’ Participating Interest (thereby creating the obligation under each such CAPL 1990 Operating Procedure for Barnabus to be liable for and to pay for all MB Gas obligations thereunder, both 1) as to participation in an operation for a joint account property, and 2) as to other costs, expenses and charges normally accruing to a Joint Operator’s joint account obligations under such a Procedure – e.g. as would otherwise apply under Clause 301(b) of the CAPL 1990 Operating Procedure).

2.4

No provision of this PDM Agreement Amendment #1 shall amend or qualify in any way the rights of the parties under agreements or the terms and conditions of agreements between MB Gas Inc. and BEI & BEL as to BEI & BEL’s acquisition from MB Gas of petroleum and natural gas rights formerly owned by Innova (as referred to on page 1 of this PDM Agreement Amendment #1).

2.5	Except as provided generally or specifically in this PDM Agreement Amendment #1, all terms and conditions of the Agreement shall continue without change or qualification.

2.6	The Agreement as now amended by this PDM Agreement Amendment #1 is hereby restated and confirmed among the Parties.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written.

BARNABUS ENERGY INC.	MB GAS INC.

Per: /s/ Kerry Nagy	Per: /s Gerald Mrakava

H:\EDGAR FILINGS\Barnabus\ex10-4f10ksb053105.htm	3

BARNABUS ENTERPRISES, LIMITED

Per: /s/ Kerry Nagy

This is the execution page of a

Amendment #1 to Project Development & Project Management Agreement #2

dated effective the 14th day of June, 2005 between MB Gas Inc., Barnabus Enterprises Ltd. and Barnabus Energy Inc.

H:\EDGAR FILINGS\Barnabus\ex10-4f10ksb053105.htm	4

Schedule “E” To

AMENDMENT #1 TO PROJECT DEVELOPMENT &

PROJECT MANAGEMENT AGREEMENT #2

Reconciliations of Costs, Expenses & Liabilities under

Project Development &

Project Management Agreement #2

H:\EDGAR FILINGS\Barnabus\ex10-4f10ksb053105.htm	5